Exhibit 99.1

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION

FOR THE SPECIAL MEETING OF

EXECUTIVE NETWORK PARTNERING CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Alex J. Dunn (the “Proxy”) with full power of substitution, as proxy and attorney-in-fact to vote all of the Class A common stock, par value $0.0001, Class B common stock, par value $0.0001, or Class F common stock, par value $0.0001, of Executive Network Partnering Corporation (“ENPC,” “we,” “our,” “us” or the “Company”) that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of the Company to be held on , 2022 at Eastern Time via live webcast at , and at any adjournment or postponement thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxy’s sole discretion on such other matters as may properly come before the extraordinary general meeting or any adjournment or postponement thereof.
The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.
P R O X Y

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL NOS. 1, 2A, 2B, 2C, 3 AND 4 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXY ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the reverse side)

Please mark votes as indicated in this example	☒	EXECUTIVE NETWORK PARTNERING CORPORATION — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2A, 2B, 2C, 3 AND 4.

(1)	The Business Combination Proposal – To consider and vote upon a proposal (the “Business Combination Proposal”) to (a) approve and adopt the Business Combination Agreement (the “Business Combination Agreement”), dated as of May 16, 2022 by and among ENPC, Granite Ridge Resources, Inc., a Delaware corporation (“Parent”), ENPC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“ENPC Merger Sub”), GREP Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“GREP Merger Sub” and, together with ENPC Merger Sub, the “Merger Subs”), and GREP Holdings, LLC, a Delaware limited liability company (“GREP”), which provides, among other things, that (i) ENPC Merger Sub will merge with and into ENPC (the “ENPC Merger”), with ENPC surviving the ENPC Merger as a wholly-owned subsidiary of Parent and (ii) GREP Merger Sub will merge with and into GREP (the “GREP Merger,” and together with the ENPC Merger, the “Mergers”), with GREP surviving the GREP Merger as a wholly-owned subsidiary of Parent (the transactions contemplated by the foregoing clauses (i) and (ii) the “Business Combination”) and (b) approve the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The Charter Proposal – To consider and separately vote upon the following proposals 2A, 2B, and 2C for approval on a non-binding advisory basis, to give stockholders the opportunity to present their separate views on certain amendments to the ENPC certificate of incorporation that will be effected in the amended and restated certificate of incorporation of Parent at the consummation of the Business Combination.

(2A)	Proposal 2A – To approve (a) the going forward name “Granite Ridge Resources, Inc.” for Parent, (b) a single class for all authorized shares of Parent’s common stock, and (c) to remove certain provisions in the ENPC certificate of incorporation that will not be applicable to Parent following the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2B)	Proposal 2B – To allow for stockholders of Parent to take action by written consent for so long as a majority of the voting power of Parent’s shares of common stock is held among existing GREP members and certain entities affiliated with Grey Rock Management, LLC, including any person or entity that, directly or indirectly, controls, is controlled by or is under common control, with any of the foregoing entities (the “Grey Rock Entities”)	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2C)	Proposal 2C – To exempt the Grey Rock Entities and their affiliates and certain transferees from classification as an “interested stockholder” for purposes of Section 203 of the Delaware General Corporation Law.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	The Incentive Plan Proposal – To consider and vote upon a proposal to approve and adopt the Parent 2022 Omnibus Incentive Plan (the “Incentive Plan Proposal”). The Incentive Plan Proposal is conditioned upon the approval of the Business Combination Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	The Adjournment Proposal – To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Business Combination Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:

Signature

(Signature If Held Jointly)

When the Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person or authorized entity.

The Shares represented by this proxy card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy card will be voted “FOR” each of Proposal Nos. 1, 2A, 2B, 2C, 3 AND 4. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxy will vote on such matters in its sole discretion.